UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2025

FibroBiologics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41934	86-3329066
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

455 E. Medical Center Blvd.

Suite 300

Houston, Texas 77598

(Address of principal executive offices and Zip Code)

(281) 671-5150

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	FBLG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Third Closing

As previously disclosed, on December 20, 2024 (the “Effective Date”), FibroBiologics, Inc. (the “Company”) entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd., a Cayman Islands exempt limited company (the “Investor”).

Pursuant to the SEPA, among other things, the Investor agreed to advance to the Company, subject to the satisfaction of certain conditions as set forth therein, the principal amount of $15 million (the “Pre-Paid Advance”) in three tranches, which were to be evidenced by convertible promissory notes.

The third tranche of the Pre-Paid Advance was disbursed on June 16, 2025 (the “Third Closing”) in the principal amount of $5 million and evidenced by a convertible promissory note (the “Third Promissory Note). The Third Promissory Note (i) will accrue interest on the outstanding principal balance at an annual rate equal to 0%, which will increase to an annual rate of 18% upon the occurrence of an Event of Default (as defined in the Third Promissory Note) for so long as such event remains uncured, (ii) will mature on December 20, 2025, which may be extended (A) at the option of the Company to January 19, 2026 by paying an extension fee of $100,000, and to February 18, 2026 by paying an additional extension fee of $100,000, and (B) at the option of the Investor, and (iii) is convertible at a conversion price equal to the lower of (i) $0.9801 per share or (ii) 94% of the lowest daily VWAP during the five consecutive trading days immediately preceding the conversion date (but no lower than the “floor price” then in effect, subject to adjustment from time to time in accordance with the terms contained in the Third Promissory Note).

The Company may not issue or sell any shares of common stock to the Investor under the Third Promissory Note, which, when aggregated with all other shares of common stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in the Investor and its affiliates then beneficially owning more than 4.99% of the then-outstanding shares of common stock.

The foregoing description of (i) the SEPA and (ii) the Third Promissory Note does not purport to be complete and is qualified in its entirety by reference to the full text of (a) the SEPA, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 23, 2024, and (b) the Third Promissory Note, which is filed as Exhibit 10.1 hereto, and each are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Third Promissory Note is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

On December 20, 2024, the first tranche of the Pre-Paid Advance was disbursed and the Company issued a convertible promissory note to the Investor in the principal amount of $5.0 million. On December 30, 2024, the second tranche of the Pre-Paid Advance was disbursed and the Company issued a convertible promissory note to the Investor in the principal amount of $5.0 million (the “Second Note”). On June 16, 2025, the third tranche of the Pre-Paid Advance was disbursed and the Company issued a convertible promissory note to the Investor in the principal amount of $5.0 million.

On January 23, 2025, the Investor converted $900,000 in principal amount of the Second Note and the Company issued to the Investor 552,113 shares of its common stock, par value $0.00001 per share (the “Common Stock”), at a $1.6301 conversion price per share.

On January 27, 2025, the Investor converted $500,000 in principal amount of the Second Note and the Company issued to the Investor 317,238 shares of Common Stock at a $1.5761 conversion price per share.

On January 29, 2025, the Investor converted $500,000 in principal amount of the Second Note and the Company issued to the Investor 334,336 shares of Common Stock at a $1.4955 conversion price per share.

On February 7, 2025, the Investor converted $1,100,000 in principal amount of the Second Note and the Company issued to the Investor 732,941 shares of Common Stock at a $1.5008 conversion price per share.

On February 21, 2025, the Investor converted $250,000 in principal amount of the Notes and we issued to the Investor 232,169 shares of Common Stock at a $1.0768 conversion price per share.

On March 4, 2025, the Investor converted $350,000 in principal amount of the Notes and we issued to the Investor 361,794 shares of Common Stock at a $0.9674 conversion price per share.

On April 11, 2025, the Investor converted $200,000 in principal amount of the Second Note and the Company issued to the Investor 263,643 shares of Common Stock at a $0.7586 conversion price per share.

On April 15, 2025, the Investor converted $200,000 in principal amount of the Second Note and the Company issued to the Investor 263,643 shares of Common Stock at a $0.7586 conversion price per share.

On May 15, 2025, the Investor converted $300,000 in principal amount of the Second Note and the Company issued to the Investor 388,450 shares of Common Stock at a $0.7723 conversion price per share.

On June 2, 2025, the Investor converted $100,000 in principal amount of the Second Note and the Company issued to the Investor 147,579 shares of Common Stock at a $0.6776 conversion price per share.

On June 3, 2025, the Investor converted $300,000 in principal amount of the Second Note and the Company issued to the Investor 442,739 shares of Common Stock at a $0.6776 conversion price per share.

The Second Note has a remaining principal balance of $0.3 million.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K relating to the issuance of the Third Promissory Note is incorporated by reference herein in its entirety. The issuance of the Third Promissory Note pursuant to the SEPA was made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. The sale of the other securities listed in this Item 3.02 were made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving a public offering.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 7.01 Regulation FD Disclosure.

On June 16, 2025, the Company issued a press release announcing the Third Closing. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. The information set forth in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information set forth in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed incorporated by reference into any other filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Convertible Promissory Note, dated June 16, 2025, between FibroBiologics, Inc. and YA II PN, Ltd.
99.1	Press Release, dated June 16, 2025
Exhibit 104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 16, 2025	FibroBiologics, Inc.

	By:	/s/ Pete O’Heeron
	Name:	Pete O’Heeron
	Title:	Chief Executive Officer